EXHIBIT 99.1

CLEAR CHANNEL OUTDOOR HOLDINGS, INC. REPORTS
RESULTS FOR 2013 FIRST QUARTER

●	Revenue of $651 million rose 1% year over year, and OIBDAN1 was up 21% to $99 million, excluding foreign exchange and divestitures

●	Americas revenue grew 2%, excluding foreign exchange; OIBDAN increased 12%

●	International revenue was up under 1%, and OIBDAN grew 45%, excluding foreign exchange and divestitures

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San Antonio, May 2, 2013…Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) today reported financial results for the first quarter ended March 31, 2013.

“Our Outdoor business performed well in the U.S., and we continue to shift our international capital and operating expenses to emerging markets where we’re seeing strong growth,” said Bob Pittman, Executive Chairman of Clear Channel Outdoor Holdings, Inc.  “Thanks to CEO William Eccleshare’s leadership, we have enhanced our U.S. operations with more effective local and national sales forces, and we’re beginning to see our strategic investments contribute to improved results.  We are very well positioned to help our advertising partners reach increasingly mobile, out-of-home consumers with impactful and cost-effective campaigns.”

“Our progress in the U.S. and among our emerging markets in the Asia-Pacific and Latin American regions tells us that we’re on the right path,” said Chief Executive Officer William Eccleshare.  “In the Americas, we saw solid growth in digital as well as traditional posters, while we kept expanding innovative services to airports.  In Europe, we continue to reduce costs by right-sizing our operations in the face of the lingering economic downturn while continually enhancing our sales effectiveness. We are also developing exciting products and technologies that help our clients engage consumers creatively and locally. With a global population that’s out-of-home more than ever, and almost universally connected with mobile, Clear Channel’s platform is exceedingly relevant for reaching consumers when they’re near the point of sale.”

First Quarter 2013 Results

Total revenues for the three months ended March 31, 2013 increased 1% over the same period in 2012, adjusting for the effects of foreign exchange movements1, as well as an $8 million impact from the divestiture of two businesses during the third quarter of 2012.  On a reported basis, revenues of $650 million for the three months ended March 31, 2013 were flat with the same period in 2012.

●
Americas revenues rose $6 million, or 2%, on a reported basis and adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital displays, strong growth in posters on new advertisers, and growth in airports.

●
International revenues increased $2 million, or less than 1%, after adjusting for an $8 million revenue reduction due to the divestiture of two businesses during the third quarter of 2012 and a $1 million decrease from movements in foreign exchange rates.  More robust economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other markets, particularly Western Europe.  On a reported basis, revenues decreased $7 million, or 2%, compared to the first three months of 2012.

The Company’s OIBDAN1 increased 18% to $98 million in the three months ended March 31, 2013 compared to $83 million in the same period of 2012.  Excluding the $1 million effect of movements in foreign exchange rates and a $1 million reduction due to the divestiture of two businesses during the third quarter of 2012, OIBDAN increased 21% to $99 million.  Included in the first quarter 2013 OIBDAN were $7 million of operating and corporate expenses related to the Company’s strategic revenue and cost initiatives to attract additional advertising dollars to the business and improve operating efficiencies.  OIBDAN for the three months ended March 31, 2012 included $6 million in expenses related to strategic revenue and cost initiatives, and also included $19 million in legal and other costs related to Brazil.

The Company’s net loss was $74 million for the three months ended March 31, 2013 compared to a net loss of $44 million in 2012 due primarily to higher interest expense, lower income tax benefits, and higher depreciation and amortization expense.

Key Highlights

The Company’s recent key highlights include:

●	Americas installed 11 new digital billboards for a total of 1,046 across 37 U.S. markets.

●
Signed a new 10-year contract for a new installation of four 26-foot LED video towers at the Denver International Airport, providing advertisers with the ability to reach travelers visiting the fifth-busiest U.S. airport.

●
Partnered with Transport for London to launch “The Chiswick Towers,” a new premium roadside digital advertising site consisting of two architectural steel towers featuring double sided LED screens situated on the M4 between Heathrow Airport and central London, one of the UK’s most prominent advertising locations.

●
Rolled out 10,000 interactive panels in the UK featuring Near Field Communication (NFC) and QR code mobile technologies, reaching 80% of adults every four weeks.  In Sweden, introduced the world’s first Near Field Communication (NFC) marketing campaign on a public transit system, featuring a subway car branded to look like a retail store of the mobile operator, Three.

●
Clear Channel’s Peruvian team created, in collaboration with Peru’s University of Engineering and Technology, an award-winning billboard that captures humidity in Lima’s desert air and turns it in to drinking water, providing local residents with much needed refreshment.

●	Pioneered large-format digital billboard networks in January 2013 in México City with 8 digital billboards and in Lima with 10 digital billboards.

●
Clear Channel Airports launched its ClearVision TV network at Dallas Love Field airport in April, featuring local, regional and national sponsors’ products and services alongside news, sports and entertainment from all the major broadcast networks including, for the first time, children’s programming.

Revenues, Operating Expenses, and OIBDAN by Segment

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change
Revenue1
Americas	$286,461	$280,151	2%
International 3	363,749	371,132	(2%)
Consolidated revenue	$650,210	$651,283	(0%)

Operating Expenses1,2
Americas	$191,263	$195,057	(2%)
International 3	334,489	349,004	(4%)
Consolidated operating expenses	$525,752	$544,061	(3%)

OIBDAN1
Americas	$95,198	$85,094	12%
International 3	29,260	22,128	32%
Corporate	(26,163)	(24,249)
Consolidated OIBDAN	$98,295	$82,973	18%

Certain prior period amounts have been reclassified to conform to the 2013 presentation of financials throughout the press release.

1See the end of this press release for reconciliations of (i) OIBDAN for each segment to consolidated operating income (loss); (ii) revenues excluding foreign exchange effects to revenues; (iii) direct operating and SG&A expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) direct operating and SG&A expenses excluding non-cash compensation expenses to expenses; (vi) corporate expenses excluding non-cash compensation expenses to corporate expenses; and (vii) OIBDAN to net income (loss).  See also the definition of OIBDAN under the Supplemental Disclosure section of this release.

2The Company’s operating expenses include direct operating expenses and SG&A expenses, but exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.  Corporate expenses also exclude non-cash compensation expenses associated with the Company’s stock option grants and restricted stock and restricted stock unit awards.

3 During 2012, the Company disposed of two international businesses.  For the three months ended March 31, 2012, these businesses contributed $8 million in revenues, $7 million in operating expenses, and $1 million in OIBDAN.

Americas

Americas revenues rose $6 million, or 2% compared to the same period of 2012, on a reported basis and adjusted for movements in foreign exchange rates, driven by higher occupancy and capacity on digital displays, strong growth in posters on new advertisers, and growth in airports.  Partially offsetting these increases was a decline in specialty business revenues.

Operating expenses fell $4 million, or 2%, to $191 million, on both a reported basis and adjusted for the effects of movements in foreign exchange rates.   Expenses decreased due to a favorable product mix with increased sales in our higher margin product lines, and also due to the benefits of past strategic cost initiatives.

OIBDAN, on a reported basis and excluding foreign exchange impacts, grew $10 million, or 12%, to $95 million during the first quarter of 2013 compared to the same period in 2012.  First quarter 2013 and 2012 OIBDAN both included approximately $1 million of expenses related to certain investments in strategic revenue and cost savings programs.

International

International revenues were up $2 million, or less than 1% compared to the same period in 2012, excluding $8 million in revenues due to the divestiture of two businesses during the third quarter of 2012, as well as a $1 million decrease due to movements in foreign exchange rates.  More robust economic conditions in emerging markets and certain other geographies were offset by weakened economic conditions in other markets, particularly Western Europe.  On a reported basis, revenues decreased $7 million, or 2%, compared to the first quarter of 2012.

Operating expenses fell $8 million in the first quarter of 2013, adjusting for $7 million of expenses due to the divestiture of two businesses during the third quarter of 2012.  There was minimal impact during the quarter from movements in foreign exchange rates.  Operating expenses declined due to lower variable expenses and rent driven by revenue declines in certain markets, offset by higher costs from new contracts in markets with increased revenue.  Operating expenses in the first quarter of 2012 included $18 million of legal and other costs related to Brazil that did not recur in the first quarter of 2013.  Operating expenses in the first quarter of 2013 also included an increase of approximately $3 million in investments in strategic revenue and cost savings programs.

International outdoor OIBDAN in the first quarter of 2013 increased $9 million, or 45%, to $30 million, adjusting for a $1 million OIBDAN reduction due to the divestiture of two businesses during the third quarter of 2012 and excluding a $1 million decrease from movements in foreign exchange rates.  OIBDAN in the first quarter of 2013 included $5 million of costs incurred for investments in strategic revenue and cost savings programs compared to $3 million included in the first quarter of 2012.  On a reported basis, OIBDAN increased 32% to $29 million.

Conference Call
The Company, along with its parent company, CC Media Holdings, Inc., will host a conference call to discuss results on May 2, 2013 at 4:30 p.m. Eastern Time.  The conference call number is 866-233-3841 (U.S. callers) and 612-234-9962 (International callers) and the passcode is 290477.  A live audio webcast of the conference call will also be available on the investor section of www.clearchannel.com and www.clearchanneloutdoor.com.  A replay of the call will be available after the live conference call, beginning at 5:30 p.m. Eastern Time, for a period of 30 days.  The replay numbers are 800-475-6701 (U.S. callers) and 320-365-3844 (International callers) and the passcode for both is 281432.  An archive of the webcast will be available beginning 24 hours after the call for a period of 30 days.

TABLE 1 - Financial Highlights of Clear Channel Outdoor Holdings, Inc. and Subsidiaries

(In thousands, except per share data)	Three Months Ended March 31,
	2013	2012
Revenue	$650,210	$651,283
Direct operating expenses	387,389	394,053
Selling, general and administrative expenses	139,992	153,149
Corporate expenses	26,195	24,310
Depreciation and amortization	100,327	92,337
Impairment charges	-	-
Other operating income (expense) – net	2,103	4,003
Operating income (loss)	(1,590)	(8,563)

Interest expense - net	88,093	67,831
Interest income on Due from Clear Channel Communications	11,920	15,980
Equity in earnings (loss) of nonconsolidated affiliates	(485)	421
Other expense – net	(907)	(494)
Loss before income taxes	(79,155)	(60,487)
Income tax benefit	5,006	15,294
Consolidated net loss	(74,149)	(45,193)
Amount attributable to noncontrolling interest	129	(1,323)

Net income (loss) attributable to the Company	(74,278)	(43,870)

Diluted net earnings (loss) per share	$(0.22)	$(0.14)

Weighted average shares outstanding – Diluted	357,352	356,363

Foreign exchange rate movements decreased the Company’s 2013 first quarter revenues by approximately $1 million, and had a minimal impact on direct operating and SG&A expenses, compared to the same period of 2012.

TABLE 2 - Selected Balance Sheet Information

Selected balance sheet information for March 31, 2013 and December 31, 2012:

(In millions)	March 31,	December 31,
	2013	2012

Cash	547.3	562.0
Total Current Assets	1,434.2	1,509.3
Net Property, Plant and Equipment	2,145.9	2,207.7
Due from Clear Channel Communications	727.6	729.2
Total Assets	6,932.0	7,105.8

Current Liabilities (excluding current portion of long-term debt)	751.6	802.0
Long-Term Debt (including current portion of long-term debt)	4,940.6	4,944.8
Shareholders’ Equity	342.8	446.1

TABLE 3 – Total Debt

At March 31, 2013 and December 31, 2012, Clear Channel Outdoor Holdings had total net debt of:

(In millions)	March 31,	December 31,
	2013	2012
Clear Channel Worldwide Holdings Senior Notes:
6.5% Series A Senior Notes Due 2022	$735.7	$735.7
6.5% Series B Senior Notes Due 2022	1,989.3	1,989.3
Clear Channel Worldwide Holdings Senior Subordinated Notes:
7.625% Series A Senior Subordinated Notes Due 2020	275.0	275.0
7.625% Series B Senior Subordinated Notes Due 2020	1,925.0	1,925.0
Other Debt	22.7	27.1
Original Issue Discount	(7.1)	(7.3)
Total	4,940.6	4,944.8
Cash	547.3	562.0
Net Debt	$4,393.3	$4,382.8

The current portion of long-term debt was $6 million as of March 31, 2013.

Liquidity and Financial Position

For the three months ended March 31, 2013, cash flow provided by operating activities was $33 million, cash flow used for investing activities totaled $37 million, cash flow used for financing activities was $6 million, and the effect of exchange rate changes on cash was $5 million, for a net decrease in cash of $15 million.

Capital expenditures for the three months ended March 31, 2013 totaled approximately $39 million compared to $56 million for the same period in 2012.

Consolidated leverage ratio, defined as total debt divided by EBITDA (as defined by the Clear Channel Worldwide Holdings (“CCWH”) Senior Notes indentures) for the preceding four quarters was 6.3:1 at March 31, 2013, and senior leverage ratio, defined as senior debt divided by EBITDA (as defined by the CCWH Senior Notes indentures) for the preceding four quarters was 3.5:1 at March 31, 2013.  As required by the definition of EBITDA in the CCWH Senior Notes indentures, our EBITDA for the preceding four quarters of $788.9 million is calculated as operating income (loss) before depreciation, amortization, impairment charges and other operating income (expense), net, plus share-based compensation, and is further adjusted for the following: (i) costs incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees and other permitted activities; (ii) extraordinary, non-recurring or unusual gains or losses or expenses; (iii) non-cash charges; and (iv) various other items.

The following table reflects a reconciliation of EBITDA (as defined by the CCWH Senior Notes indentures) to operating income and net cash provided by operating activities for the four quarters ended March 31, 2013:

Four Quarters Ended
(In Millions) Note: numbers may not sum due to rounding	March 31,
2013
EBITDA (as defined by the CCWH Senior Notes indentures)	$789

Less adjustments to EBITDA (as defined by the CCWH Senior Notes indentures):
Cost incurred in connection with severance, the closure and/or consolidation of facilities, retention charges, consulting fees, and other permitted activities	(49)
Extraordinary, non-recurring or unusual gains or losses or expenses (as referenced in the definition of EBITDA in the CCWH Senior Notes indentures)	(42)
Non-cash charges	(11)
Other items	(8)
Less: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	(405)
Operating income	274

Plus: Depreciation and amortization, Impairment charges, Other operating income (expense), net, and Share-based compensation expense	405
Less: Interest expense	(394)
Plus: Interest income on Due from Clear Channel Communications	60
Less: Current income tax benefit	(68)
Plus: Other income (expense), net	(1)
Adjustments to reconcile consolidated net loss to net cash provided by operating activities (including Provision for doubtful accounts, Amortization of deferred financing charges and note discounts, net and Other reconciling items, net	19
Change in assets and liabilities, net of assets acquired and liabilities assumed	(2)
Net cash provided by operating activities	$293

Supplemental Disclosure Regarding Non-GAAP Financial Information

The following tables set forth the Company’s OIBDAN for the three months ended March 31, 2013 and 2012.  The Company defines OIBDAN as consolidated net income (loss) adjusted to exclude non-cash compensation expenses and the following line items presented in its Statement of Operations: Income tax benefit (expense); Other income (expense) - net; Equity in earnings (loss) of nonconsolidated affiliates; Gain (loss) on marketable securities; Interest expense; Other operating income (expense) – net; D&A; and Impairment charges.

The Company uses OIBDAN, among other things, to evaluate the Company's operating performance.  This measure is among the primary measures used by management for the planning and forecasting of future periods, as well as for measuring performance for compensation of executives and other members of management.  We believe this measure is an important indicator of the Company's operational strength and performance of its business because it provides a link between profitability and net income.  It is also a primary measure used by management in evaluating companies as potential acquisition targets.

The Company believes the presentation of this measure is relevant and useful for investors because it allows investors to view performance in a manner similar to the method used by the Company's management.  The Company believes it helps improve investors’ ability to understand the Company's operating performance and makes it easier to compare the Company's results with other companies that have different capital structures, stock option structures or tax rates.  In addition, the Company believes this measure is also among the primary measures used externally by the Company's investors, analysts and peers in its industry for purposes of valuation and comparing the operating performance of the Company to other companies in its industry.

Since OIBDAN is not a measure calculated in accordance with GAAP, it should not be considered in isolation of, or as a substitute for, net income as an indicator of operating performance and may not be comparable to similarly titled measures employed by other companies.  OIBDAN is not necessarily a measure of the Company's ability to fund its cash needs.  As it excludes certain financial information compared with operating income and net income (loss), the most directly comparable GAAP financial measures, users of this financial information should consider the types of events and transactions which are excluded.

In addition, because a significant portion of the Company’s advertising operations are conducted in foreign markets, principally the Euro area, the U.K. and China, management reviews the operating results from its foreign operations on a constant dollar basis.  A constant dollar basis (in which a foreign currency adjustment is made to show the 2013 actual foreign revenues, expenses and OIBDAN at average 2012 foreign exchange rates) allows for comparison of operations independent of foreign exchange rate movements.

As required by the SEC, the Company provides reconciliations below to the most directly comparable amounts reported under GAAP, including (i) OIBDAN for each segment to consolidated operating income (loss); (ii) Revenues excluding foreign exchange effects to revenues; (iii) Expenses excluding foreign exchange effects to expenses; (iv) OIBDAN excluding foreign exchange effects to OIBDAN; (v) Expenses excluding non-cash compensation expenses to expenses; (vi) Corporate expenses excluding non-cash compensation expenses to Corporate expenses; and (vii) OIBDAN to net income (loss).

Reconciliation of OIBDAN for each segment to Consolidated Operating Income (Loss)

(In thousands)
	Operating income (loss)	Non-cash compensation expenses	Depreciation and amortization	Other operating income (expense) - net and impairment charges	OIBDAN
Three Months Ended March 31, 2013
Americas	$45,619	$894	$48,685	$-	$95,198
International	(22,468)	735	50,993	-	29,260
Impairment charges	-	-	-	-	-
Corporate	(26,844)	32	649	-	(26,163)
Other operating income – net	2,103	-	-	(2,103)	-
Consolidated	$(1,590)	$1,661	$100,327	$(2,103)	$98,295

Three Months Ended March 31, 2012
Americas	$40,204	$1,932	$42,958	$-	$85,094
International	(28,116)	1,209	49,035	-	22,128
Impairment charges	-	-	-	-	-
Corporate	(24,654)	61	344	-	(24,249)
Other operating income – net	4,003	-	-	(4,003)	-
Consolidated	$(8,563)	$3,202	$92,337	$(4,003)	$82,973

Reconciliation of Revenues excluding Effects of Foreign Exchange Rates to Revenues

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change

Revenue	$650,210	$651,283	(0%)
Excluding: Foreign exchange decrease (increase)	856	-
Revenue excluding effects of foreign exchange	$651,066	$651,283	(0%)

Americas revenue	$286,461	$280,151	2%
Excluding: Foreign exchange decrease (increase)	89	-
Americas revenue excluding effects of foreign exchange	$286,550	$280,151	2%

International revenue	$363,749	$371,132	(2%)
Excluding: Foreign exchange decrease (increase)	767	-
International revenue excluding effects of foreign exchange	$364,516	$371,132	(2%)

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Effects of Foreign Exchange Rates to Expenses

(In thousands)	Three Months Ended March31,		%
	2013	2012	Change

Consolidated expense	$527,381	$547,202	(4%)
Excluding: Foreign exchange decrease (increase)	14	-
Expense excluding effects of foreign exchange	$527,395	$547,202	(4%)

Americas expense	$192,157	$196,989	(2%)
Excluding: Foreign exchange decrease (increase)	78	-
Americas expense excluding effects of foreign exchange	$192,235	$196,989	(2%)

International expense	$335,224	$350,213	(4%)
Excluding: Foreign exchange decrease (increase)	(64)	-
International expense excluding effects of foreign exchange	$335,160	$350,213	(4%)

Reconciliation of OIBDAN excluding Effects of Foreign Exchange Rates to OIBDAN

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change

OIBDAN	$98,295	$82,973	18%
Excluding: Foreign exchange decrease (increase)	842	-
OIBDAN excluding effects of foreign exchange	$99,137	$82,973	19%

Americas OIBDAN	$95,198	$85,094	12%
Excluding: Foreign exchange decrease (increase)	11	-
Americas OIBDAN excluding effects of foreign exchange	$95,209	$85,094	12%

International OIBDAN	$29,260	$22,128	32%
Excluding: Foreign exchange decrease (increase)	831	-
International OIBDAN excluding effects of foreign exchange	$30,091	$22,128	36%

Reconciliation of Expenses (Direct Operating and SG&A Expenses) excluding Non-cash compensation expenses to Expenses

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change

Americas	$192,157	$196,989	(2%)
Less: Non-cash compensation expense	(894)	(1,932)
	191,263	195,057	(2%)

International	335,224	350,213	(4%)
Less: Non-cash compensation expense	(735)	(1,209)
	334,489	349,004	(4%)

Plus: Non-cash compensation expense	1,629	3,141
Consolidated divisional operating expenses	$527,381	$547,202	(4%)

Reconciliation of Corporate Expenses excluding Non-cash compensation expenses to Corporate Expenses

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change
Corporate Expense	$26,195	$24,310	8%
Less: Non-cash compensation expense	(32)	(61)
	$26,163	$24,249	8%

Reconciliation of OIBDAN to Net Loss

(In thousands)	Three Months Ended March 31,		%
	2013	2012	Change

OIBDAN	$98,295	$82,973	18%
Non-cash compensation expense	1,661	3,202
Depreciation and amortization	100,327	92,337
Impairment charges	-	-
Other operating income (expense) – net	2,103	4,003
Operating income	(1,590)	(8,563)

Interest expense – net	88,093	67,831
Interest income on due from Clear Channel Communications	11,920	15,980
Equity in earnings (loss) of nonconsolidated affiliates	(485)	421
Other income (expense) – net	(907)	(494)
Loss before income taxes	(79,155)	(60,487)
Income tax benefit (expense)	5,006	15,294
Consolidated net loss	(74,149)	(45,193)
Amount attributable to noncontrolling interest	129	(1,323)
Net income (loss) attributable to the Company	$(74,278)	$(43,870)

About Clear Channel Outdoor Holdings, Inc.

Clear Channel Outdoor Holdings, Inc. (NYSE: CCO) is one of the world’s largest outdoor advertising companies with more than 650,000 displays in 28 countries in the International segment across Asia, Australia, Europe, and Latin America, and approximately108,000 display structures  in the Americas segment, covering 48 of the 50 largest US markets.  Clear Channel Outdoor offers a wide range of displays which span traditional and digital formats on roadside billboards, street furniture and in retail, point of sale, airport, transit and lifestyle environments.  More information is available at www.clearchanneloutdoor.com and www.clearchannelinternational.com.

For further information, please contact:

Media
Wendy Goldberg
Senior Vice President – Communications
(212) 549-0965

Investors
Gregory Lundberg
Senior Vice President – Investor Relations
(212) 549-1717

Certain statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Clear Channel Outdoor Holdings, Inc. to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The words or phrases “guidance,” “believe,” “expect,” “anticipate,” “estimates,” “forecast” and similar words or expressions are intended to identify such forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements.

Various risks that could cause future results to differ from those expressed by the forward-looking statements included in this release include, but are not limited to: changes in business, political and economic conditions in the United States and in other countries in which the Company currently does business (both general and relative to the advertising industry); changes in operating performance; changes in governmental regulations and policies and actions of regulatory bodies; changes in the level of competition for advertising dollars; fluctuations in operating costs; technological changes and innovations; changes in labor conditions; changes in capital expenditure requirements; fluctuations in exchange rates and currency values; the outcome of litigation; fluctuations in interest rates; taxes and tax disputes; shifts in population and other demographics; access to capital markets and borrowed indebtedness; risks relating to the integration of acquired businesses; and risks that we may not achieve or sustain anticipated cost savings.  Other unknown or unpredictable factors also could have material adverse effects on the Company’s future results, performance or achievements. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this release may not occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date stated, or if no date is stated, as of the date of this release. Other key risks are described in the Company’s reports and other documents filed with the U.S. Securities and Exchange Commission, including in the section entitled "Item 1A. Risk Factors” of Clear Channel Outdoor Holdings, Inc.’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Except as otherwise stated in this document, the Company does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.